                                STOCKHOLDERS AGREEMENT




    THIS STOCKHOLDERS AGREEMENT, dated as of December 23, 1997 (the "Agreement"), is made and entered into by Family Golf Centers, Inc., a Delaware corporation ("Parent"), Family Golf Acquisitions, Inc., a Colorado corporation and a wholly-owned subsidiary of Parent ("Acquisition"), and the parties listed on Schedule A (the "Stockholders").

                                     WITNESSETH:

    WHEREAS, on December 23, 1997, Parent, Acquisition and MetroGolf Incorporated, a Colorado corporation (the "Company"), entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended, restated or renewed from time to time, the "Merger Agreement"), pursuant to which Acquisition will commence a cash tender offer to purchase any and all outstanding shares of common stock, without par value per share, of the Company (the "Company Common Stock"), and Acquisition will be merged with and into the Company. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement;

    WHEREAS, set forth opposite each Stockholder's name on Schedule A is the number of shares of Company Common Stock owned by such Stockholder; and

    WHEREAS, the Stockholders are executing this Agreement as an inducement to Parent and Acquisition to facilitate the Offer and the Merger.

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.   Definitions.  For purposes of this Agreement:

         (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing but excluding any shares deemed to be beneficially owned by a Person as a result of the participation of such Person in a "group" within the meanings of Section 13(d)(3) of the Exchange Act.

         (b)  "Merger" shall mean the merger contemplated by the Merger
Agreement.

         (c) "Offer" shall mean the cash tender offer contemplated by the Merger Agreement for all of the outstanding shares of Company Common Stock as such offer may be amended as permitted by the Merger Agreement.

         (d) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         (e) "Termination Event " shall mean the termination of the Merger Agreement in accordance with Section 8.01(b), 8.01(c) and 8.01(f) thereof.

    2.   The Acquisition Offer.

         (a) Provided that neither Parent nor Acquisition is not then in material breach of the Merger Agreement and provided that there has not been issued an injunction which would prohibit the Stockholders from tendering their respective shares, the Stockholders hereby, severally and not jointly and severally, agree to validly tender (and not to withdraw), pursuant to and in accordance with the terms of the Offer, not later than the fifth business day after the receipt by the respective Stockholders of the offer to purchase, transmittal letter and other relevant offer documents (the "Offer Documents"), the number of shares of Company Common Stock set forth opposite such Stockholder's name on Schedule A attached hereto, which shares constitute all of the Company Common Stock Beneficially Owned by each Stockholder (other than, for purposes of this Agreement, shares underlying any options held by such Stockholder until such time any such option is exercised) (collectively, the "Existing Shares" and, together with any shares of Company Common Stock acquired by any Stockholder after the date hereof and prior to the termination of this Agreement, whether upon exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise, the "Shares"). Each Stockholder hereby acknowledges and agrees that Acquisition's obligation to accept for payment Shares purchased pursuant to the Offer, including the Shares Beneficially Owned by such Stockholder, is subject to the terms and conditions of the Offer.

         (b) Each Stockholder hereby agrees to permit Acquisition to publish and disclose in the Offer Documents and, if stockholder approval is required under applicable law, the proxy statement, if any (including all documents and schedules filed with the Securities and Exchange Commission (the "Commission")), such Stockholder's identity and ownership of Company Common Stock and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement.

         (c) Each of the Stockholders hereby grants to Acquisition an irrevocable option (each, a "Purchase Option" and collectively, the "Purchase Options") to purchase the Shares Beneficially Owned by such Stockholder (the "Option Shares") at a purchase price equal to $1.50, subject to adjustment as hereinafter provided. Subject to the penultimate sentence of this Section 2(c), each Purchase Option is currently exercisable in whole or in part, and shall remain exercisable in whole but not in part until 5:00 p.m. (Denver, Colorado time) on the date which is 270 days after a Termination Event (the "Option Period"), so long as: (i) all applicable waiting periods under the HSR Act required for the purchase by Acquisition of the Option Shares upon such exercise shall have expired or been waived, and (ii) there shall not be in effect any preliminary or final injunction or other order issued by any court or governmental, administrative or regulatory agency or authority prohibiting the exercise of the Purchase Options pursuant to this Agreement. The Option Period shall be extended for the time period that any such preliminary injunction or order shall be in effect that otherwise prohibits the exercise of a Purchase Option. To exercise the Purchase Options, Acquisition shall send a written notice (the "Notice") to the Stockholders identifying the place, date and time (not less than five nor more than 20 business days from the date of the Notice) for the closing of such purchase. Acquisition shall not exercise the Purchase Options prior to the occurrence of a Termination Event. At such closing, the Stockholders shall deliver the certificates for the Shares duly endorsed for transfer against receipt of the purchase price therefor.

    3. Grant of Irrevocable Proxy. Concurrently with the execution hereof, each Stockholder is delivering to Acquisition an irrevocable proxy (the "Proxy"), in the form of Exhibit A hereto, which shall be deemed to be coupled with an interest with respect to all of the Shares, to vote all of the Shares and to represent and otherwise act for the Stockholders in the same manner and with the same effect as if the Stockholder were personally present, for the Merger or, in Acquisition's discretion, against any other proposal for a merger or other business combination of the Company with any party other than Acquisition, or against any sale of all or substantially all of the assets of the Company to any party other than Acquisition, or any similar extraordinary corporate transaction with any party other than Acquisition (any such merger, business combination, sale of assets or similar extraordinary corporate transaction, other than the Merger, is referred to herein as a "Business Combination"), at any annual or special meeting (or any adjournment or postponement thereof) of the stockholders of the Company at which the Merger or any Business Combination is submitted to a vote. The Proxy shall expire upon the earlier of (i) the consummation of the Merger;
(ii) 270 days from the date hereof or (iii) the termination of the Merger Agreement resulting from a breach thereof by either Parent or Acquisition.

    4.   Covenants, Representations and Warranties of Each Stockholder.

         (a) Each Stockholder hereby, severally and not jointly and severally, represents and warrants, to Parent and Acquisition as follows:

                   (i) Ownership of Shares. Each Stockholder is either (A) the record and Beneficial Owner of, or (B) the Beneficial Owner but not the record holder of, the number of Shares set forth opposite the Stockholder's name on Schedule A hereto, as the case may be. As of December __, 1997, the Shares set forth opposite such Stockholder's name on Schedule A hereto constitute all of the Shares owned of record or Beneficially Owned by such Stockholder. Except as provided on Schedule A, such Stockholder has sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares set forth opposite such Stockholder's name on Schedule A hereto, as the case may be, with no material limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

                   (ii) Power; Binding Agreement. Each Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party, including, without limitation, any voting agreement, stockholder's agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby. If such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms.

                   (iii) No Conflicts. Except for filings under the Exchange Act or, if applicable, the HSR Act (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by each Stockholder and the consummation by such Stockholder of the transactions contemplated hereby, except where the failure to obtain such consent, permit, authorization, approval or filing would not interfere with such Stockholder's ability to perform its obligations hereunder, and (B) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (1) conflict with or result in any breach of any applicable organizational documents applicable to such Stockholder, (2) except as provided on Schedule A, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or (3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of such Stockholder to perform its obligations hereunder.

                   (iv) No Encumbrances. Except as provided on Schedule A or required by Sections 2 and 3, the Shares of each Stockholder and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

                   (v) No Finder's Fees. No broker, investment banker, financial adviser or other person (other than Prime Charter Ltd.) is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Stockholder.

                   (vi) Restriction on Transfer, Proxies and
Non-Interference. Except as required by this Agreement, no Stockholder shall directly or indirectly without the consent of Acquisition: (A) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Shares, or any interest therein, (B) grant any proxies or powers of attorney, deposit any shares into a voting trust or enter into a voting agreement with respect to any Shares, or (C) take any action that could reasonably be expected to have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

                   (vii) Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have.

         (b) Each of Parent and Acquisition hereby represents and warrants to each of the Stockholders as follows:

                   (i) Organization, Standing and Corporate Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and each has adequate corporate power and authority to own its properties and carry on its business as presently conducted. Each of Parent and Acquisition has the corporate power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby.

                   (ii) No Conflicts. Except, if applicable, for filings under the Exchange Act and the HSR Act, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by either Parent or Acquisition and the consummation by Parent and Acquisition of the transactions contemplated hereby, except where the failure to obtain such consent, permit, authorization, approval or filing would not interfere with its ability to perform its obligations hereunder, and (B) none of the execution and delivery of this Agreement by Parent or Acquisition, the consummation by Parent or Acquisition of the transactions contemplated hereby or compliance by Parent and Acquisition with any of the provisions hereof shall (1) conflict with or result in any breach of any applicable organizational documents applicable to Parent or Acquisition, (2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent or Acquisition is a party or by which Parent or Acquisition or any of Parent's or Acquisition's properties or assets may be bound, or (3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's or Acquisition's properties or assets, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of Parent or Acquisition to perform its obligations hereunder.

                   (iii) Execution, Delivery and Performance by Parent and Acquisition. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent and Acquisition, and each of Parent and Acquisition has taken all other actions required by law, its Certificate of Incorporation and its Bylaws or other organizational documents in order to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligation of Parent and Acquisition and is enforceable in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally.

         (c) Each Stockholder hereby agrees to use his best efforts to obtain all necessary releases, consents or waivers from all lien holders and/or pledgees to perform his obligations under this Agreement, including, without limitation, the obligations under Section 2(a).

    5. Stop Transfer. Each Stockholder agrees with, and covenants to, Parent and Acquisition that prior to a Termination Event such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement.

    6. Recapitalization. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged and the purchase price of the Shares, as contained in the Offer, and the Purchase Price of the Purchase Options, shall be amended as may be appropriate to reflect such event.

    7. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer and nothing herein shall limit or affect any action taken by such person in his or her capacity as a director or officer. Each Stockholder signs solely in his or her capacity as the record and Beneficial Owner of, or the trustee of a trust whose beneficiaries are the Beneficial Owners of, such Stockholder's Shares.

    8. Stockholders' Obligations. All obligations and liabilities of each Stockholder under this Agreement shall be several and not joint and no Stockholder shall have any liability for any obligations or liabilities under this Agreement of any other Stockholder.

    9. Further Assurances. From time to time, at the other parties' reasonable request and without further consideration, each Stockholder and Acquisition and Parent shall execute and deliver such additional documents as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the tender of Shares or sale of Option Shares by any such Stockholder contemplated by Section 2 of this Agreement.

    10.  Miscellaneous.

         (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         (b) Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

         (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties.

         (d) Amendment, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

         (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or the addresses set forth on the signature pages hereto:

    If to Parent or Acquisition:  Family Golf Centers, Inc.
                                  225 Broadhollow Road
                                  Melville, New York 11747
                                  Fax: 526-694-0918
                                  Attn: Mr. Dominic Chang

         copies to:               Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                  551 Fifth Avenue
                                  New York, New York 10176
                                  Fax: 212-697-6686
                                  Attn: Kenneth R. Koch, Esq.

    If to the Company:            MetroGolf Incorporated
                                  1999 Broadway, Suite 2435
                                  Denver, Colorado 80202
                                  Fax: 303-294-9300
                                  Attn: Mr. Charles D. Tourtellotte
         copies to:               Brownstein, Hyatt, Farber & Strickland
                                  410 17th Street
                                  Denver, Colorado 80202
                                  Fax: 303-623-1956
                                  Attn: Brent T. Slosky, Esq.

    If to Stockholders:           At the addresses set forth on the signature
                                  pages


or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         (j) No Third-Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto; provided that, in the event of a Stockholder's death, the benefits to be received by the Stockholder hereunder shall inure to his successors and heirs.

         (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

         (l) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Supreme Court in the State of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (1) and shall not be deemed to be a general submission to the jurisdiction of said Court or in the State of New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

         (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         (n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto.

         (o) Trust Funds. In the event that any party hereto should receive any funds that are to be paid to another party pursuant to the terms of this Agreement, then the receiving party shall hold such funds in trust for the benefit of the party entitled to receive such funds and shall promptly pay such funds to the party entitled to receive such funds in accordance with this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on this 23th day of December, 1997.



                                  FAMILY GOLF CENTERS, INC.


                                  By: /s/ Dominic Chang
                                     ----------------------
                                     Name: Dominic Chang
                                     Title:



                                  FAMILY GOLF ACQUISITIONS, INC.


                                  By:  /s/ Dominic Chang
                                     ----------------------
                                     Name: Dominic Chang
                                     Title:

                                  STOCKHOLDER



                                   /s/ Charles Tourtellotte
                                  --------------------------
                                  Name: Charles Tourtellotte
                                  Adress:

                                                                     SCHEDULE A

         Stockholder              No. of Shares
         -----------              -------------

     Charles Tourtellotte            685,622

                                                                       EXHIBIT A

                                  Irrevocable Proxy

    The undersigned hereby revokes any previous proxies and irrevocably appoints Family Golf Acquisition, Inc., a Colorado corporation (the "Proxyholder") as attorney and proxy of the undersigned to attend any and all meetings of stockholders of MetroGolf Incorporated, a Colorado corporation (the "Company"), to vote ____ shares of Common Stock of the Company owned by the undersigned on the date hereof, and to represent and otherwise to act for the undersigned in the same manner and with the same effect as if the undersigned were personally present, for the proposed merger of the Proxyholder with and into the Company, or, in the Proxyholder's discretion, against any other proposal for a merger, business combination, sale of assets, or similar extraordinary corporate transaction with any party other than the Proxyholder which is submitted to stockholders of the Company for approval or consent. This proxy is subject to termination as provided in Paragraph 3 of the Stockholders Agreement dated December 23, 1997 between Family Golf Centers, Inc. and the stockholders of the Company signatory thereto.

    The undersigned authorizes the Proxyholder to substitute any other person to act hereunder, to revoke any such substitution and to file this proxy and any substitution or revocation with the Secretary of the Company.

Date:    ______________, 1997


                                       _________________________________

                                      12